The Contract for XIANYANG DNON TECH

                    SPECIAL ELECTRO TECHNIQUE CO., LTD. USING

                         CHINESE AND ITALIAN INVESTMENT.



                                 1994 . 1 . 14

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                          Chapter 1 General Provisions

In accordance with "The law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese laws and regulations, XIANJIAOTONG UNIVERSITY ELECTRICAL TECHNICAL ENGINEERING CO., XIANYANG DEFLECTION GROUP CORP. HONGKONG WAINLINK ENTERPRISES LIMITED.and DEA TECH MACHINERY S.P.A., adhering to the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in XIANYANG city ShaanXi Province the People's Republic of China. The contract is worked out hereunder.


                     Chapter 2 Parties to the Joint Venture

Article 1

  Parties of this contract are as follows:

  XIANYANG DEFLECTION GROUP CORP. (herein after referred to as Party A) registered with XIANYANG in China and its legal address is at XIANYANG CITY China.

  Legal representative: Name: Du quingsong
                        Position: The chairman of the board.
                        Nationality: China.

  XI'AN JIAO TONG UNIVERSITY ELECTRICAL TECHNICAL ENGINEERING CO.
(herein after referred to as Party B), registered with Xi'an. Its legal address is at XianNing Xi Road Xi'an city.

  Legal representative:      Name:  XueJuYi.
                             Position:  The chairman of the board.
                             Nationality:  China.

  HONGKONG WAINLINK ENTERPRISES LIMITED (herein after referred to as Party D) registered with HONGKONG. Its legal address is at RM. 1105. HUA.QIN. INTERNATIONAL BLDG. 340 QUEEN'S ROAD CENTRAL HONGKONG.

  Legal Representative:      Name: Mr. Tang Xiang Qian
                             Position: Chairman
                             Nationality: Hong Kong

DEA TECH MACHINERY S.P.A. (hereinafter referred to as Party C). registered with Italy. Its legal address is at CAMERI-C So Sempione 39.

Legal representative:         Name: FROSSARD
                              Position: MANAGING DIRECTOR OF DEA TECH EUROPE
                              Nationality:___________ ITALIAN ________.

                Chapter 3 Establish of the Joint Venture Company

Article 2

         In accordance with "The law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese laws and regulations, both Parties to the joint venture agree joint venture limited liability company (herein after referred to as the joint venture company).

Article 3
         The name of the joint venture company is XianYang DNON TECH SPECIAL
ELEC-

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TRO TECHNIQUE CO., LTD. The name in foreign language is XianYang DNON TECH
SPECIAL ELECTRO TECHNIQUE CO. LTD.

     The legal address of the joint venture company is at No. 70 WeiYang Xi Road XianYang City Shaan Xi Province.

Article 4

     All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

Article 5

     The organization of the join venture company is a limited liability company. Each party to the joint venture company is liability to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contribution of the registered capital.

          Chapter 4 Purpose, Scope and Scale of Production and Business

Article 6

     The purpose of the parties to the joint venture is in conformity with the wish of enhancing the economic cooperation and technical exchange to improve the product quality, develop new products, and gain competitive position in the world market in quality and price by adopting advanced and appropriate technology and scientific management method, so as to raise economic results and ensure satisfactory economic benefits for each investor.

Article 7

     The productive and business scope of the joint venture company is to study, develop and produce and business special enamelwire, enamel of special enamel wire, high and new technical products of electrical technique.

Article 8

     The production scale of the joint venture company are as follows:

     1. The production capacity of the joint venture put into operation is special enamel wire 550 T/Y at first step.

     2. The production scale may be increased up with the development of the production and operation. The production varieties may be developed.

           Chapter 5 Total Amount of Investment and Registered Capital

Article 9

     The total amount of investment of the joint venture company is USD
5,000,000.

Article 10

     Investment contributed by the parties is USD 2,500,000 which will be the registered capital of the joint venture company.

     Of which: Party A shall pay USD 112,500 accounting for 45%, Party B shall pay USD 250,000 accounting for 10%, Party C shall pay USD 500,000 accounting for 20%, Party D shall pay USD 625,000, accounting for 25%.

Article 11

     The registered capital of the joint venture company shall be paid by Party A, Party B, Party C and Party D according to their investment proportion. Party A, Party B, Party C and Party D will contribute their investment cash to the Joint Venture company according with the times in which capitals will be necessary. In accordance with "machine purchasing contract" Party C will arrange production of the machinery and to deliver on time.

Article 12

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     In case either Party to the joint venture intends to sell all or part of his investment subscribed to a third Party, consent shall be obtained from the other party to the joint venture, and approval from the examination and approval authority is required.

Article 13

     When one party to the joint venture sell all or part of his investment, the other party has preemptive right.


         Chapter 6 Responsibilities of Each Party to the Joint Venture

Article 14

     Party A, Party B, Party C and Party D shall be respectively responsible for the following matters:

     Responsibilities of Party A and Party B: Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge in China;

     Assisting the joint venture company in purchasing or leasing equipment, materials, raw materials, articles for office use, means of transportation and communication facilities, etc.; Assisting the joint venture company in contacting and setting the fundamental facilities such as water, electricity, transportation, etc.;

     Assisting the joint venture in recruiting Chinese management, personnel, technical personnel, workers, and other personnel needed. Assisting foreign worker and staff in applying for the entry visa, work license and processing their traveling matters. Responsible for handling other matters entrusted by the joint venture company, such as selecting and purchasing machinery and equipment outside China. Responsible for other matters entrusted by the joint venture company.

                         Chapter 7 Selling of Products

Article 15

     In China, the joint venture's products can be handled by the Chinese materials and commercial departments by means of agency or exclusive sales, or be sold by the joint venture company directly.

Article 16

     In order to provide after-sell service to the sold products, with the approval of the relevant Chinese department, the joint venture company may set up sales branches for after sell service both in China and abroad.

Article 17

     The trade mark of the joint venture's products is decided by the board of directors.

                        Chapter 8 The Board of Directors

Article 18

     The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company.

Article 19

     The board of directors are composed of 10 directors, of which 4 shall be appointed by Party A, 3 by Party B, 1 by Party C, 2 by Party D.

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The term of office for the directors, chairman and vice-chairman is four years.
Their term of office may be renewed if continuously appointed by the relevant Party.

Article 20

     The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues concerning the joint venture company. Unanimous approval shall be required before any decisions are made concerning major issues. As for other matters, approval by majority or a simple majority or a simple majority shall be required.

Article 21

     The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice-chairman or any other director to represent the joint venture company temporarily.

Article 22

     The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one-third of the total number of directors. Minutes of he meetings shall be placed on file.


                      Chapter 9 Business Management Office

Article 23

     The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, appointed by Party A; Three deputy general managers appointed by Party B, Party C, and Party D. The general manager and deputy general managers shall be invited by the board of directors whose term of office is 4 years.

Article 24

     The responsibility of the general manger is to carry out the decisions of the board meeting and organize and conduct the daily management of the joint venture company. The deputy general managers shall assist the general manager in his work. Several department managers may be appointed by the management office, who shall be responsible for the works in various department respectively, handle the matters handed over by the general manager and deputy general managers, and shall be responsible for them.

Article 25

     In case of graft or serious derelication of duty on the part of the general manger and deputy general managers, the board of directors shall have the power to dismiss them at any time.

                              Chapter 10 Equipment

Article 26

     In its purchase of required raw materials, fuel, parts, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase in China if quality and price are suitable.

Article 27

     The technical data, specification and properties of the equipment provided by Party C are of advanced international technical level. The final products of the

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equipment should be up to the JIS and DIN.

Article 28

     The delivery of equipment should be within 8 monthes after Party C received the down- payment. For details refer to attachment 1 (The purchasing contract of equipment).

                          Chapter 11 Labour Management

Article 29

     Labour contract covering the recruitment, employment, dismissal and resignation, wages, Labour insurance, welfare, rewards of the joint venture company shall be drawn up between the joint venture company as a whole or individual employess in accordance with the "Regulations of the People's Republic of China on Labour Management in Join Ventures Using Chinese and Foreign Investment" and its implementation rules:

     The labour contracts shall, after being signed, be filed with the local labour management department.

Article 30

     The appointment of high-ranking administrative personnel recommended by all parties, their salaries, social insurance, welfare and the standard of traveling expenses, etc. shall be decided by the meeting of the board of directors.


                       Chapter 12 Taxes, Finance and Audit

Article 31

     The joint venture company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

Article 32

     Staff members and workers of the joint venture company shall pay individual income tax according to the "Individual Income Tax law of the People's Republic of China."

Article 33

     Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment." The annual proportion of allocations shall be decided by the board of directors according to the business situations of the joint venture company.

Article 34

     The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports, account books shall be written in Chinese. (English language will be used concurrently for main documents.)

Article 35

     Financial auditing of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.

     In case Party C considers it is necessary to employ a foreign auditor registered in another country to undertake annual financial checking and examination, Party A, Party B and Party D shall give their consent. All expenses thereof shall be borne by Party C.

Article 36

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     In the first three months of each fiscal year, the manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

                    Chapter 13 Duration of the Joint Venture

Article 37

     The duration of the joint venture company is 12 years. The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued.

     An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the Ministry of Foreign Economic Relations and Trade (or the examination and approval authority entrusted by it) six months prior to the expiry date of the joint venture.


        Chapter 14 The Diposal of Assets after Expiration of the Duration

Article 38

     Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according in accordance with the proportion of investment contributed by Party A, Party B, Party C, Party D.

                              Chapter 15 Insurance

Article 39

     Insurance policies of the joint venture company on various kinds of risks shall be under written with People's Republic of China. Types, value and duration of insurance shall be decided by the board of directors in accordance with the stipulations of the People's Insurance Company of China.

Chapter 16 The Amendment, Alteration and Discharge of the Contract

Article 40

     The amendment of the contract or other appendices shall come into force only after the written agreement is signed by Party A, Party B, Party C and Party D and approved by the original examination and approval authority.

Article 41

     In case of inability to fulfil contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

Article 42

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     Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of the contracting partied fails to fulfil the obligations prescribed by the contract and articles of association, or seriously violates the stipylations of the contract and articles of association, that party shall be deemed as unilaterally terminating the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after being approved by the original examination and approval authority as well as to claim damages. In case Party A, Party B, Party C and Party D of the joint venture company agree to continue the operation, the party who fails to fulfil the obligations shall be liable to the economic losses thus caused to the joint venture company.

                  Chapter 17 Liabilities for Breach of Contract

Article 43

     Should either Party A, Party B, Party C or Party D fail to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the breaching party shall pay to the other party 0.5% of the contribution starting from the first month after exceeding the time limit. Should the breaching party fail to pay after 3 monthes, 0.5% of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party in accordance with the stipulations in Article 43 of this contract.

Article 44

     Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.

Article 45

     In order to guarantee the performance of the contract and its appendices both Party A, Party B, Party C and Party D shall provide each other the bank guarantees for the performance of the contract.


                            Chapter 18 Force Majeure

Article 46

     Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreverntable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relvant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

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                            Chapter 19 Applicable Law

Article 47

     The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.


                        Chapter 20 Settlement of Disputes

Article 48

     Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Foreign economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both parties.

Article 49

     During the arbitration, the contract shall be executed continuously by both parties except for matters in dispute.

                               Chapter 21 Language

Article 50

         The contract shall be written in Chinese version and in English version. The Chinese version shall prevail.


             Chapter 22 Effectiveness of the Contract and Miscellany

Article 51

     The appendices drawn upon in accordance with the principles of this contract are integral part of this contract, including: Rules of The Joint Venture Company

Article 52

     The contract and its appendices shall come into force beginning from the date of approval by the Ministry of Foreign Economic Relation and Trade of the People's Republic of China (or its entrusted examination and approval authority).

Article 53

     Should notices in connection with any party's rights and obligations be sent by either Party A, Party B, Party C, Party D by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A, Party B, Party C, Party D listed in this contract shall be the posting addresses.

Article 54

     The contract is signed in XianYang, of China by the authorized representatives of four parties on January 14, 1994.

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Party A:                                             Party B:


Party C:                                             Party D.